EXHIBIT 10.27
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                              GENETIC VECTORS, INC.

                         EXECUTIVE EMPLOYMENT AGREEMENT
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        This  Executive  Employment  Agreement  ("Agreement")  is made in Miami,
Florida effective as of July 1, 1999, by and between GENECTIC VECTORS, INC., a Florida corporation (the "Company"), and MEAD M. McCABE, SR., an individual residing in Miami, Florida (the "Executive"), who hereby agree as hereinafter provided.

        Section 1. DEFINITIONS. As used herein, the following terms shall have the meanings set forth below.

        "AGREEMENT" shall have the meaning set forth in the introductory paragraph hereof.

        "BASE COMPENSATION" shall have the meaning set forth in Section 5(a).

        "BOARD OF DIRECTORS" means the incumbent directors of the Company as of the point in time reference thereto is made in this Agreement.

        "CAUSE" shall have the meaning set forth in Section 11(b).

        "COLA ADJUSTMENT" means the cost of living adjustment, which shall correspond to the percent rise in prices for the preceding year as measured by the Consumer Price Index for all Urban Consumers (CPI-UC). All City Average, all Items (base year 1982-1984 = 100) published by the United States Department of Labor, Bureau of Labor Statistics (the "INDEX"). The COLA Adjustment shall be determined by multiplying the amount or figure to be adjusted by a fraction, the numerator of which is the Index published for the month in which occurs the date of adjustment and the denominator of which is the Index published for the same month of the preceding year.

        "COMPANY" shall have the meaning set forth in the introductory paragraph of this Agreement, and shall include Subsidiaries where appropriate.

        "COMPETITIVE  BUSINESS"  shall  have the  meaning  set forth in  Section
10(a).

        "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section 10(c).

        "DISABILITY" of the Executive means that, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties on a full time basis for six (6) consecutive months, or for an aggregate of nine (9) months in any consecutive twelve (12) month period, and a physician selected by the Executive is of the opinion that (a) he is suffering from "total disability" and (b) he will qualify for Social Security Disability Payments and (c) within thirty (30) days after written notice thereof is given by the Company to the Executive (which notice may be given at any time after the end of such six (6) or twelve (12) month periods) the Executive shall not have returned to the performance of his duties on a full-time basis. (If the Executive is prevented from performing his duties because of Disability, upon request by the Company the Executive shall submit to an examination by a physician selected by the Company, at the Company's expense, and the Executive shall also authorize his personal physician to disclose to the selected physician all of the Executive's medical records).

        "EMPLOYMENT   COMMENCEMENT  DATE"  means  the  effective  date  of  this
Agreement.

        "EMPLOYMENT  PERIOD"  means that  period  commencing  on the  Employment



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Commencement Date and ending on the Employment Termination Date.

        "EMPLOYMENT TERMINATION DATE" means the date the Employment Period terminates as provided in Section 11.

        "EXECUTIVE" shall have the meaning set forth in the introductory paragraph of this Agreement.

        "FISCAL YEAR" means the fiscal year of the Company.

        "NET INCOME" shall mean the net income of the Company for any Fiscal Year as reflected in its annual financial statements prepared in accordance with generally accepted accounting principals and audited by BDO Seidman or such other accounting firm of national reputation as may be selected by the Company from time to time.

        "NOTICE OF TERMINATION" shall have the meaning set forth in Section 11(a)(1).

        "RESTRICTED PERIOD" shall have the meaning set forth in Section 10(a).

        "SCHEDULED EMPLOYMENT TERMINATION DATE" means the later of (a) the day immediately preceding the third (3rd) anniversary of the Employment Commencement Date or (b) such date as is specified by either the Company or the Executive in a Notice of Termination delivered for the purpose of fixing the scheduled Employment Termination Date, provided the date so specified shall be at least three (3) years after the date such Notice of Termination is so delivered.

        "SUBSIDIARIES" means wholly owned subsidiaries of the Company, if any.

        Section 2. EMPLOYMENT AND TERM. The Company hereby employs the Executive, and the Executive hereby accepts such employment by the Company, for the purposes and upon the terms and conditions contained in this Agreement. The term of such employment shall be for the Employment Period.

Section 3. EMPLOYMENT CAPACITY AND DUTIEs. The Executive shall be employed throughout the Employment Period as the Chairman of the Company. The Executive shall have the duties and responsibilities incumbent with the position of Chairman of the Company. Accordingly, and not by way of limitation, as Chairman of the Company, the Executive shall superintend and manage the business of the Company and coordinate and supervise the work of its other officers, employ agents, professional advisors and consultants and perform all functions of a general manager of the Company's business. The Company agrees that it will not, without the Executive's written consent, relocate its principal executive offices to a location outside Miami, Florida or require the Executive to be based anywhere other than the Company's principal executive offices, except for required travel on the Company's business.

        Section 4. EXECUTIVE PERFORMANCE COVENANTS. The Executive accepts the employment described in Section 3 and agrees to devote his full working time and efforts (except for absences due to illness and appropriate vacations) to the business and affairs of the Company and the performance of the aforesaid duties and responsibilities. However, nothing in this Agreement shall preclude the Executive from devoting a reasonable amount of his time and efforts to civic, community, charitable, professional and trade association affairs and matters.

        Section 5. COMPENSATION. The Company shall pay to the Executive for his services hereunder, the compensation hereinafter provided in this Section 5.


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Such  compensation  shall be paid to the Executive at the time and in the manner as provided below.

                (a) BASE COMPENSATION. The Executive shall be paid "BASE COMPENSATION" for each Fiscal Year at an annual rate of One Hundred Thirty-Two Thousand and Seven Hundred Fifty ($132,750) dollars in twenty-six (26) bi-weekly equal installments. The Base Compensation (i) may be increased (but may not be decreased) at any time or from time to time by action of the Board of Directors or the Compensation Committee, and (ii) shall be increased by the COLA Adjustment annually as of the beginning of each Fiscal Year, commencing with the Fiscal Year beginning in 2000. The Base Compensation shall be pro-rated for any Fiscal Year hereunder which is less than a full Fiscal Year.

                (b) BONUS. The Executive shall be paid a bonus ("BONUS") as determined by the Board of Directors.

        Section 6. REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Executive for his reasonable expenses incurred in providing services to the Company, including expenses for travel, entertainment and similar items, in accordance with the Company's reimbursement policies as determined from time to time by the Board of Directors. If there is a dispute as to the eligibility of an expense for reimbursement in accordance with the Company's reimbursement policies, then such expense shall be determined to be reimbursable if approved by a majority of the Board of Directors.

        Section 7. EMPLOYEE BENEFITS, VACATIONS. During the Employment Period, the Executive shall receive the benefits and enjoy the perquisites described below:

                (a) INSURANCE BENEFITS. The Company shall provide the Executive with medical insurance, life insurance, health and accident insurance, disability insurance, director and officer insurance in amounts not less than the coverage in effect as of June 1, 1999 (collectively referred to as the "INSURANCE BENEFITS").

                (b) VACATIONS. The Executive shall be entitled in each Fiscal Year to a vacation of four (4) weeks twenty (20 working days), during which time his compensation shall be paid in full, and such holidays and other nonworking days as are consistent with the policies of the Company for executives generally.

                (c) AUTOMOBILE ALLOWANCE. The Executive shall be entitled to an automobile allowance of Seven Hundred Fifty ($750.00) Dollars per month.

                (d)  BENEFIT   PLANS.   The  Executive   shall  be  entitled  to
participate in all benefit plans that may be established from time to time by the Company.

        Section 8. STOCK OPTIONS. The Company shall provide to the Executive, pursuant to the Stock Option Addendum attached hereto, stock options (the "STOCK OPTIONS") to acquire common shares of the Company ("COMMON SHARES").

        Section 9. COMPANY LIFE INSURANCE; MEDICAL EXAMINATIONS. At any time during the Employment Period, the Company may, in its discretion, apply for and procure as owner and for its own benefit, insurance on the life of the Executive, in such amounts and in such form or forms as the Company may determine. The Executive shall have no right to any interest in any such policy or policies, but he shall, at the request of the Company, submit to such medical examinations, supply such information and execute such applications, instruments and other documents as reasonably may be required by the insurance company or companies to whom the Company has applied for such insurance.

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        If requested by the Company,  the Executive shall submit to at least one medical examination during each Fiscal year at such reasonable time and place and by a physician or physicians determined and selected by the Company. All the costs and expenses of said medical examination, including transportation of the Executive to the place of examination and return, shall be paid by the Company.

        The Executive shall be entitled to a copy of all reports and other information provided to the Company in connection with any examination referred to in this Section 9. Any failure to pass any such medical examination or to meet any health criteria or medical standard shall not of itself be cause for termination of the Employment Period by the Company.

        Section 10. CERTAIN COMPANY PROTECTION PROVISIONS. The below provisions apply for the protection of the Company.

                (a) NONCOMPETITION. During the Restricted Period (as hereinafter defined), the Executive shall not directly or indirectly compete with the Company by owning, managing, controlling or participating in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated with, any Competitive Business in any location in which the Company is doing business as of the Employment Termination Date. As used herein, the term "RESTRICTED PERIOD" means the Employment Period and a period of one (1) year thereafter. As used herein, a "COMPETITIVE BUSINESS" is any other corporation, partnership, proprietorship, firm, association or other business entity which is engaged in any business from which the Company derives five percent (5%) or more of its consolidated revenues during the twelve (12) months preceding the Employment Termination Date or in which the Company has invested five percent (5%) or more of its total assets as of the time in question, provided, however, that ownership of not more than five percent (5%) of the stock of any publicly traded company shall not be deemed a violation of this provision.

                (b) NON-INTERFERENCE. During the Restricted Period, the Executive shall not induce or solicit any employee of the Company or any person doing business with the Company to terminate his or her employment or business relationship with the Company or otherwise interfere with any such relationship.

                (c) CONFIDENTIALITY. The Executive agrees and acknowledges that, by reason of the nature of his duties as an officer and employee, he will have or may have access to and become informed of confidential and secret information which is a competitive asset of the Company ("CONFIDENTIAL INFORMATION"), including without limitation, technology, any lists of customers, financial statistics, research data or any other statistics and plans contained in profit plans, capital plans, critical issue plans, strategic plans or marketing or operation plans or other trade secrets of the Company and any of the foregoing which belong to any person or company but to which the Executive has had access by reason of his employment relationship with the Company. The Executive agrees faithfully to keep in strict confidence, and not, either directly or indirectly, to make known, divulge, reveal, furnish, make available or use (except for use in the regular course of his employment duties) any such Confidential Information. The Executive acknowledges that all manuals, instruction books, price lists, information and records and other information and aids relating to the Company's business, and any and all other documents containing Confidential Information furnished to the Executive by the Company or otherwise acquired or developed by the Executive, shall at all times be the property of the Company. Upon termination of the Employment Period, the Executive shall return to the Company any such property or documents which are in his possession, custody or control, but his obligation of confidentiality


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shall survive such  termination  of the  Employment  Period until and unless any such Confidential Information shall have become, through no fault of the Executive, generally known to the trade. The obligations of the Executive under this subsection are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which the Executive may have to the Company under general legal or equitable principles.

                (d) REMEDIES. It is expressly agreed by the Executive and the Company that these provisions are reasonable for purposes of preserving for the Company its business, goodwill and proprietary information. It is also agreed that if any provision is found by a court having jurisdiction to be unreasonable because of scope, area or time, then that provision shall be amended to correspond in scope, area and time to that considered reasonable by a court and as amended shall be enforced and the remaining provisions shall remain effective. In the event any breach of these provisions by the Executive, the parties recognize and acknowledge that a remedy at law will be inadequate and the Company may suffer irreparable injury. The Executive acknowledges that the services to be rendered by him are of a character giving them peculiar value, the loss of which cannot be adequately compensated for in damages; accordingly the Executive consents to injunctive and other appropriate equitable relief without the posting of a bond upon the institution of proceedings therefor by the Company in order to protect the Company's rights. Such relief shall be in addition to any other relief to which the Company may be entitled at law or in equity. The provisions of Section 10(a), 10(b), 10(c) and 10(d) shall survive the termination of this Agreement.

        Section 11.  TERMINATION OF EMPLOYMENT.

                (a)  Notice of Termination; Employment Termination Date.

                     (1) Any termination of the Executive's employment by the Company or the Executive shall be communicated by written Notice of Termination to the other party thereto. For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated. Furthermore, either the Executive or the Company may give a Notice of Termination to the other party for the purpose of terminating this Agreement, as such, without terminating the Executive's employment with the Company which Notice of Termination shall have the effect of terminating this Agreement on the Scheduled Employment Termination Date as in effect on the date of giving such Notice of Termination.

                     (2) "EMPLOYMENT TERMINATION DATE" shall mean the date on which the Employment Period and the Executive's right and obligation to perform employment services for the Company shall terminate effective upon the first to occur of the following, it being understood that in no event may the Employment Period be terminated other than as the result of one of the following events:

                (A) If the Executive's employment is terminated for Disability, the date which is thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period);

                (B) If the Executive's employment is terminated by the Executive for Good Reason or otherwise by voluntary action of the Executive (see Section 11(f)), the date specified in the Notice of Termination, which date (except with the written consent of the Company to the contrary) shall not be more than sixty (60) days after the date that the Notice of Termination is given;


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                (C)  The death of the Executive;

                (D)  The Scheduled Employment Termination Date:

                (E) If the Executive's employment is terminated by the Company for Cause (see Section 11(b)(1)), the date on which a Notice of Termination is given; provided that if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Employment Termination Date shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order to decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); and

                (F) If the Executive's employment is terminated by the Company other than for Cause, Disability or death of the Executive, the date specified in the Notice of Termination which date (except with the written consent of the Executive to the contrary) shall not be more than sixty
                     (60) days after the date that the Notice of Termination is given.

                (b)  TERMINATION FOR CAUSE:

                     (1) The Company may terminate the Executive's employment and the Employment Period for Cause. For the purposes of this Agreement, the Company shall have "CAUSE" to terminate employment hereunder only (i) upon the willful and continued failure by the Executive substantially to perform his duties with the Company (other than any such failure resulting from incapacity due to mental or physical illness) or (ii) conviction of a felony or fraud upon the assets of the Company and only after a demand in writing for substantial performance is delivered by the Board of Directors, which demand specifically identifies the manner in which the Board of Directors believes that the Executive has not substantially performed his duties, and such failure results in demonstrably material injury to the Company. The Executive's employment shall in no event be considered to have been terminated by the Company for Cause if such termination took place as the result of (i) bad judgment or negligence, or
(ii) any act or omission without intent of gaining therefrom directly or indirectly a profit to which the Executive was not legally entitled, or (iii) any act or omission believed in good faith to have been in or not opposed to the interest of the Company, or (iv) any act or omission in respect of which a determination is made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the Code of Regulations of the Company or the laws of the State of Florida, in each case as in effect at the time of such act or omission. The Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board of Directors at a meeting of the Board of Directors called and held for the purpose (after not less than thirty (30) days' written notice to the Executive and an opportunity for him together with his counsel, to be heard before the Board of Directors, such notice of meeting to indicate the specific termination provision of this Agreement relied upon and specify in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated), finding that in the good faith opinion of the Board of Directors the Executive was guilty of conduct set forth above in clauses (i) or
(ii) of the second sentence of this paragraph and specifying the particulars thereof in detail.


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                     (2) If the Executive's  employment  shall be terminated for
Cause, the Company shall pay the Executive (A) within ten (10) days of such termination, his unpaid Base Compensation through the Employment Termination Date at the rate in effect at the time Notice of Termination is given plus (B) within ten (10) days after issuance of the Company's audited financial statements for the Fiscal Year in which the Employment Termination Date occurs, a pro-rata share of any Bonus computed with respect to the Fiscal Year in which occurs the Employment Termination Date as if such termination had not occurred.

                (c) TERMINATION FOR DISABILITY. The Company may terminate the Executive's employment because of the Disability of the Executive and thereafter shall pay to the Executive (or his successors) (1) his unpaid Base Compensation through the sixth (6th) full month following the Employment Termination Date at his then effective Base Compensation rate, plus (2) an amount equal to a pro-rata share of any Bonus calculated through the sixth (6th) full month following the Employment Termination Date as though all of such six (6) month period were part of the Fiscal Year in which occurred the Employment Termination Date, (but otherwise as though such termination had not occurred). In addition, the Executive shall be entitled to amounts and the benefits specified in Paragraphs (2) and (3) of Section 11(g) of this Agreement.

                (d)  TERMINATION  UPON  EXECUTIVE'S  DEATH.  In the event of the
Executive's death, the Company shall pay to the Executive's estate (1) any unpaid amount of Base Compensation through the date of death at the then effective Base Compensation rate plus (2) an amount equal to the pro-rata share of any Bonus calculated with respect to the Fiscal Year in which the death occurs. All previously granted stock options, rights, warrants and awards shall fully vest on the death of the Executive, except that the provisions of the Company's Stock Incentive Plan and any other benefit plan shall control the benefits and awards covered thereby.

                (e) TERMINATION DUE TO INSOLVENCY. The Company may terminate the Executive's employment because of the Company's inability to pay its financial obligations, whether or not such inability results in a voluntary or involuntary bankruptcy filing or any similar action (collectively, an "INSOLVENCY") and thereafter shall pay to the Executive (or his successor) his unpaid Base Compensation through the twelfth (12th) full month following the Employment Termination Date at his then effective Base Compensation rate.

                (f)  Termination of Employment by the Executive.

                     (1) The Executive may terminate his employment for Good Reason and receive the payments and benefits specified in Section 11(g) in the same manner as if the Company had terminated his employment. For purposes of this Agreement, "GOOD REASON" will exist if any one or more of the following occur:

                (A) Failure by the Company to honor any of its obligations under this Agreement, including, without limitation, its obligations under Section 3 (EMPLOYMENT CAPACITY AND DUTIES), Section 4 (EXECUTIVE PERFORMANCE COVENANTs),
                     Section 5 (COMPENSATION), Section 6 (REIMBURSEMENT OF EXPENSES), Section 7 (EMPLOYEE BENEFITS, VACATIONS, LIFE INSURANCE), Section 8 (STOCK OPTIONS), Section 12 (INDEMNIFICATION) and Section 14 (SUCCESSORS AND ASSIGNS). Notwithstanding the foregoing, if the Company's failure to honor its obligations hereunder are due to an Insolvency, then the Executive shall be entitled to receive the payments and benefits specified in Section 11(e) hereto.


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                (B)  Any purported termination by the Company of the Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 11(a)
                     above  and,  for  purposes  of  this  Agreement,   no  such
                     purported termination shall be effective.

                (C) If there is a Change in Control of the Company (as defined below) and the employment of the Executive is concurrently or subsequently terminated (i) by the Company without Cause, (ii) by service of a Notice of Termination or (iii) by the resignation of the Employee because he has reasonably determined in good faith that his title, authorities, responsibilities, salary, bonus opportunities or benefits have been materially diminished, or that a material adverse change in his working conditions has occurred or the Company has breached this Agreement. For the purpose of this Agreement, a "CHANGE IN CONTROL" of the Company has occurred when: (x) any person (defined for the purposes of this Section 11 to mean any person within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT")), other than the Company, Nyer Medical Group, Inc. a Florida corporation, or an employee benefit plan established by the Board of Directors of the Company, acquires, directly or indirectly, the beneficial ownership (determined under Rule 13d-3 of the regulations promulgated by the Securities and Exchange Commission under
                     Section 13(d) of the Exchange Act) securities issued by the Company having twenty percent (20%) or more of the voting power of all of the voting securities issued by the Company in the election of directors at the meeting of the holders of voting securities to be held for such purpose; or (y) a majority of the directors elected at any meeting of the holders of voting securities of the Company are persons who were not nominated for such election by the Board of Directors of the Company or a duly constituted committee of the Board of Directors of the Company having authority in such matters; or (z) the Company merges or consolidates with or transfers substantially all of its assets to another person.

                     (2) The Executive shall have the right voluntarily to terminate his employment for any other reason than for Good Reason prior to the Scheduled Employment Termination Date, and if the Executive shall so terminate his employment, he shall be entitled only to payment of the amounts which would be payable under Section 11(b)(2) had he been terminated for Cause.

                (g)  COMPENSATION UPON TERMINATION OTHER THAN FOR CAUSE.

                     (1) If the Company terminates the Executive's employment for any reason other than for Cause, as set forth in Section 11(b) herein, Disability, as set forth in Section 11(c) herein, or Death, as set forth in
Section 11(d) herein, Insolvency, as set forth in Section 11(e) herein, or if the Executive terminates his employment for Good Reason, as set forth in Section 11(f)(1) herein (but not a termination voluntarily by the Executive other than for Good Reason, as set forth in Section 11(f)(2) herein), then the Company shall pay to the Executive the following amounts:

                (A) (1) His unpaid Base Compensation through the Employment Termination Date at his then effective Base Compensation Rate, plus (2) an amount equal to a pro-rata share of the amount of any Bonus payable to him with respect to the Fiscal Year in which occurs the Employment Termination Date.

                (B) In addition, the Company shall pay to the Executive promptly in a single lump sum in cash an amount equal to the product of (1) two, multiplied by (ii) 100% of the aggregate total amount which would have been payable to Executive under Section 5 for the entire Fiscal Year in which occurs the Employment Termination Date as if his employment had not been terminated (and without deduction or offset for any amounts actually paid for such Fiscal Year on account of Base Compensation or Bonus under Section 5, this Section 11 or otherwise), and assuming for purposes of calculating (x) the Base Compensation, 100% of the amount thereof at the annual rate payable for such Fiscal Year pursuant to Section 5(a) and (y) the Bonus, the largest amount thereof accrued or paid for any of the two most recently completed Fiscal Years.

                (C) The Company shall also pay all legal fees and expenses incurred as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination, in seeking to obtain or enforce any right or benefit provided by this Agreement, or in interpreting this Agreement).

                (D) The Executive shall be under no obligation to seek other employment and there shall be no offset against any amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that the Executive may obtain (any amounts due under Section
                     11(g) are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty).

                     (2) Unless Executive is terminated for Cause, the Company shall maintain in full force and effect, for the Executive's continued benefit through the Scheduled Employment Terminate Date, all active and retirement Insurance Benefits and other benefit programs or arrangements in which he was entitled to participate immediately prior to the Scheduled Employment Terminate Date provided that continued participation is possible under the general terms and provisions of such plans and programs. In the event that participation in any such plan or program is barred, the Company shall arrange to provide him with benefits substantially similar to those which he is entitled to receive under such plans and programs.

                     (3) Unless the Executive is terminated for Cause which is not contested by the Executive, the Company shall allow the Executive at Company expense, to continue to utilize the services of BDO Seidman, and/or another accountant or attorney (including fees and expenses through all appeals) of his choice for assistance in enforcing this Agreement and preparation of his tax returns for the year following termination of employment.

                (h) COMPENSATION UPON DISABILITY. During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, he shall continue to receive his full Base Compensation at the rate then in effect and his full Bonus calculated according to the provisions of Section 5(b) all until this Agreement is terminated pursuant to Section 11(c) hereof.

        Section 12. INDEMNIFICATION. As an employee, officer and director of the Company, the Executive shall be indemnified against and the Company shall maintain director and officer insurance in amounts not less than the coverage in effect as of June 1, 1999 for all liabilities, damages, fines, costs and expenses to the fullest extent to which employees, officers and directors of a corporation organized under the laws of Florida may be indemnified as the same may be amended from time to time (or any subsequent statute of similar tenor and effect), subject to the terms and conditions of such statute.

        Section 13. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Miami, Florida in accordance with the rules of the American Arbitration Association then in effect; provided that all arbitration expenses shall be borne by the Company. Notwithstanding the pendency of any dispute or controversy concerning termination or the effects thereof, the Company will continue to pay the Executive his full compensation in effect immediately before any Notice of Termination giving rise to the dispute was given (including, but not limited to, Base Salary and Bonus) and continue him as a participant in all compensation, benefit and Insurance Benefits in which he was then participating, until the dispute is finally resolved. Judgment may be entered on the arbitrators' award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid until the Employment Termination Date during the pendency of any dispute or controversy arising under or in connection with this Agreement.

        Section 14. SUCCESSORS AND ASSIGNS. Except as hereinafter expressly provided, the agreements, covenants, terms and provisions of this Agreement shall bind the respective heirs, executors, administrators, successors and assigns of the parties. Specifically, and not by way of limitation of the foregoing, the Executive shall be bound by the terms and conditions of this Agreement to any successor assignee of the Company's rights and obligations hereunder as a result of any merger, consolidation or sale or lease of all or substantially all of the Company's business sand assets. If any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company fails, concurrently with the effectiveness of any such succession, to agree in writing in form and substance reasonably satisfactory to the Executive expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place, then the Executive shall have the right, effected by notice to such successor not later than ninety (90) days after the effectiveness of such succession, to terminate the Employment Period under Section 11(f) as though such failure was an uncured breach by the Company of a material covenant or agreement of the Company contained in this Agreement.

        If the Executive should die while any amounts are payable to him hereunder, or if by reason of his death payments are to be made to him hereunder, then this Agreement shall inure to the benefit of and be enforceable by the Executive's executors, administrators, heirs, distributees, devisees and legatees and all amounts payable hereunder shall then be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there is no such designee, to his estate.

        This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as hereinbefore provided in this
Section 14. Without limiting the foregoing, the Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this paragraph the Company shall have no liability to pay to the purported assignee or transferee any amount so attempted to be assigned or transferred.

        As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in the first paragraph of this Section 14 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

        Section 15. NOTICES. Any notice or other communication required or desired to be given hereunder shall be in writing and shall be deemed sufficiently given when personally delivered or when mailed by first class certified mail, return receipt requested and postage prepaid, or when delivered if by recognized overnight delivery service addressed to the parties at their respective addresses set forth under their respective signatures below or such other person or addresses as shall be given by notice of any party.

        Section 16. WAIVER; REMEDIES CUMULATIVE. No waiver of any right or option hereunder by any party shall operate as a waiver of any other right or option, or the same right or option as respects any subsequent occasion for its exercise, or of any legal remedy. No waiver by any party of any breach of this Agreement or of any agreement or covenant contained herein shall be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided by this Agreement are in addition to all other remedies by it or the law provided.

        Section 17. GOVERNING LAW; SEVERABILITY. This Agreement is made and is expected to be performed in Florida, and the various terms, provisions, covenants and agreements, and the performance thereof, shall be construed, interpreted and enforced under and with reference to the laws of the State of Florida. It is the intention of the Company and the Executive to comply fully with all laws and matters of public policy relating to employment agreements and restrictive covenants, and this Agreement shall be construed consistently with such laws and public policy to the extent possible. If and to the extent any one or more covenants, agreements, terms and provisions of this Agreement or any portion or portions thereof shall be held invalid or unenforceable by a court of competent jurisdiction, then such covenants, agreements, terms and provisions (or portions thereof) shall be deemed separable from the remaining covenants, agreements, terms and provisions of this Agreement and such holding shall in no way affect the validity or enforceability of any of the other covenants, agreements, terms and provisions hereof.

        Section 18. MISCELLANEOUS. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may not be modified, changed or amended except in a writing signed by each of the parties hereto. This Agreement may be signed in multiple counterparts, each of which shall be deemed an original hereof. The captions of the several sections and subsections of this Agreement are not a part of the context hereof, are inserted only for convenience in locating such sections and subsections and shall be ignored in construing this Agreement.



                        [SIGNATURES FOLLOW ON NEXT PAGE]

        IN WITNESS WHEREOF, the Company and the Executive have executed multiple counterparts of this Agreement.


Company:                                   Executive:

GENETIC VECTORS, INC.
---------------------                      ------------------------------------
Miami, Florida                             Name:   Mead M. McCabe, Jr.
                                           Address:
                                                   ----------------------------
                                                          Miami,  Florida
By:
   -----------------------------------
Name:
Title:


and


By:
   -----------------------------------
Name:
Title:         Secretary



                  [STOCK OPTION ADDENDUM FOLLOWS ON NEXT PAGE]

                              STOCK OPTION ADDENDUM
                                       TO
                         EXECUTIVE EMPLOYMENT AGREEMENT
                                     BETWEEN
                              GENETIC VECTORS, INC.
                                       AND
                               MEAD M. MCCABE, SR.


                                                              As of July 1, 1999


        Subject to all of the terms and conditions contained herein, the undersigned GENETIC VECTORS, INC., a Florida corporation (the "COMPANY"), hereby grants to MEAD M. McCABE, SR. (the "EXECUTIVE") the following options to purchase shares (the "EXECUTIVE OPTION SHARES") of the Company's common stock, without par value ("COMMON SHARES") as follows:

        The Company and Executive hereby agree as follows:

        Subject to all of the terms and conditions contained herein, the Company hereby grants to Executive the following performance-based options to purchase Common Shares:

        1. OPTIONS. The Company hereby grants to Executive the right and option to purchase from the Company 10,000 Common Shares (the "OPTIONS") upon the following terms and conditions:

           (a) TERM OF OPTIONS. The Options shall be effective throughout the Employment Period and for a period of one hundred eighty (180) days following the Employment Termination Date.

           (b) PURCHASE PRICE. The purchase price for the Options shall be at least one hundred percent (100%) of the closing price of Common Shares of the Company as of the date of grant.

           (c) OPTIONS NON-TRANSFERABLE. The option rights with respect to the Options are non-transferable and are personal to Executive and may be exercised only by Executive and by no one else.

           (d) TIME OF EXERCISE. Except as set forth herein, there are no conditions to the exercise or the exercisability by the Executive of the Options.

        2. SECURITIES ACT, ETC. In the absence of an effective Registration Statement under the Securities Act of 1933, as from time to time in effect (the "ACT"), relating thereto, the Company shall not be required to register a transfer of shares delivered or deliverable upon exercise of the Options ("DELIVERED SHARES") on its books unless the Company shall have been provided with an opinion of counsel satisfactory to it prior to such transfer that registration under the Act is not required in connection with the transaction resulting in such transfer. Each certificate evidencing Delivered Shares or issued upon any transfer of Delivered Shares shall bear an appropriate restrictive legend, except that such certificate shall not bear such a restrictive legend if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with the provisions of the Act. Nothing in this paragraph 2 shall modify or otherwise effect the provisions applicable to the Delivered Shares.

        3.  TERMINATION, EXERCISE, ETC.

            (a) The Options shall expire and terminate, to the extent not previously exercised, as to all Executive Option Shares one hundred eighty (180) days after the Employment Termination Date. In the event of the Executive's death, the Options shall be exercisable by the Executive's estate or any trust established solely for the benefit of one or more of the Executive's heirs (such estate and each such trust being referred to herein, collectively, as the "Estate") during the period beginning on the date of the Executive's death and ending on the one hundred eightieth (180th) day thereafter. In the event the Executive's employment is terminated other than by reason of the Executive's death, the Options shall be exercisable by the Executive during the period beginning on the date of such termination and ending on the ninetieth (90th) day thereafter.

            (b) Subject to the preceding paragraph 3(a) and the other provisions of this Addendum, the Options may, to the extent exercisable but not previously exercised, be exercised at any time and from time to time, in whole or in part, by written notice delivered to the Company signed by the Executive or the Estate thereof. Such notice shall state the number of Option Shares in respect to which the Options are being exercised, and shall contain such representations and warranties of the Executive or the Estate thereof as the Company may then deem necessary or desirable in order to comply with federal or state securities laws or as may otherwise be reasonably requested by the Company, and shall be accompanied either (i) by payment in full (in cash, by personal check or by any other method acceptable to the Company) of the full Exercise Price in respect thereof or (ii) delivery to the Company of a number of shares of Common Stock owned by the Executive and having a fair market value (determined reasonably and in good faith by the Board of Directors and, if reasonably possible, prior to such exercise) equal to the full Exercise Price in respect thereof. In addition, the Company shall have the right to require that the Executive or the Estate thereof, when exercising the Options in whole or in part, remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes prior to the delivery of any Delivered Shares pursuant to such exercise, including without limitation by withholding Delivered Shares otherwise deliverable upon such exercise, and, if requested by the Executive or such Estate, the Company shall so withhold at least a number of Delivered Shares requested to be so withheld by the Executive at the time of such exercise. As soon as practicable after such notice and payment shall have been received, the Company shall deliver a certificate or certificates representing the number of Delivered Shares with respect to which the Options were exercised, registered in the name of the Executive.

            (c) All Delivered Shares that shall be purchased upon the exercise of the Options as provided herein shall be fully paid and non-assessable.

        4. CERTAIN CONDITIONS. In the event the Company (i) pays a dividend or makes a distribution on its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Sock into a smaller number of shares, (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock, (v) issues by reclassification of its Common Stock any shares of its capital stock, or (vi) consummates any merger reorganization or consolidation pursuant to which any securities or other consideration is issued to the holders of outstanding shares of capital stock of the Company (each an "ADJUSTMENT EVENT"), then, the Options granted to the Executive hereunder shall be so adjusted and upon the exercise of such Options, the Executive shall be entitled to receive such securities of the Company or other consideration as the Executive would have held immediately after the consummation of such Adjustment Event had the Delivered Shares issuable upon such exercise been held by the Executive on such record date.

        5. MISCELLANEOUS. Except as specifically otherwise provided in Section 4 hereof as to exercise by the Executive's Estate, the Options may not be assigned or transferred, in whole or in part, whether by operation of law, upon death or otherwise, by the Executive without the written consent of the Company which the Company may withhold in its sole and absolute discretion, with or without any reason. The Options are not intended to constitute and "incentive stock option" as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended, and shall not be treated as incentive stock options. The Options shall be governed by and construed in accordance with the laws of the State of Florida.



                                      GENETIC VECTORS, INC.



                                      By:
                                         ---------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                               ---------------------------------